EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vital Living, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof I, Stuart A. Benson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 17, 2004

/s/ Stuart A. Benson
Stuart A. Benson
Chief Executive Officer
(Principal Executive Officer)